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DFI/CORP/38                  United States of America
RECORD 2/00

                               State of Wisconsin                        [LOGO]


                      DEPARTMENT OF FINANCIAL INSTITUTIONS

To All to Whom These Presents Shall Come, Greeting:

    I, RAY ALLEN, Administrator, Division of Corporate & Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of such record; and that I am the legal custodian of said record, and that this certification is in due form.






                                          IN TESTIMONY WHEREOF, I have
                                      hereunto set my hand and affixed the
                                      official seal of the Department.


[SEAL]                                /s/ Ray Allen


                                      RAY ALLEN, Administrator
                                      Division of Corporate & Consumer Services
                                      Department of Financial Institutions


                                      BY: /s/ Patricia Weber

DATE: SEP 13 2000

--------------------------------------------------------------------------------
Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

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Sec. 183.0202               State of Wisconsin
Wis. Stats.         Department of Financial Institutions


              ARTICLES OF ORGANIZATION - LIMITED LIABILITY COMPANY

Executed by the undersigned for the purpose of forming a Wisconsin limited liability company under Ch. 183 of the Wisconsin Statutes:

Article 1. Name of the limited liability company:

           BADGER STATE ETHANOL. LLC.
           ---------------------------------------------------------------------

Article 2. The limited liability company is organized under Ch. 183 of the
           Wisconsin Statutes.

Article 3. Name of the initial registered agent:  JOHN MALCHINE
                                                --------------------------------

Article 4. Street address of the initial registered
office: (The complete address, including street and    27402 MALCHINE ROAD
number, if assigned, and ZIP code. PO Box address    ---------------------------
maybe included as part of the address, but is          WATERFORD, WI 53185
insufficient alone.)                                 ---------------------------

Article 5. Management of the limited liability company shall be vested in:
           (Select and check (X) the one appropriate choice below)

                                                       MAY 11 12:00PM
                                                            #. #
                                                       153567 DCORP130    130.00

        (x) a manager or managers
OR
        ( ) its members




Article 6. NAME and COMPLETE ADDRESS of each organizer:
           Charles R. Wellington
           916 17th Avenue, P.O. Box 710
           Monroe, WI 53566

                                                           RECEIVED -- DEPT OF
                                                         FINANCIAL INSTITUTIONS
                                                           STATE OF WISCONSIN

                                                           2000 MAY 11 AM 8:00

/s/ Charles R. Wellington
------------------------------      -----------------------------
  Organizer's signature                Organizer's signature
Charles R. Wellington

This document was drafted by  Attorney Charles R. Wellington
                              --------------------------------------------------
                               (name of the individual who drafted the document)

--------------------------------------------------------------------------------
FILING FEE - $130.00 SEE instructions, suggestions, and procedures on following pages.

DFI/CORP/502(R2/99) Use of this form is voluntary.                        1 of 2

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ARTICLES OF ORGANIZATION (Ch. 183,                       STATE OF WISCONSIN
Limited liability company)                                     FILED
                                                         ------------------

                                                             MAY 16 2000

                                                         ------------------
                                                           DEPARTMENT OF
                                                       FINANCIAL INSTITUTIONS
                                                     --------------------------



Charles R. Wellington
916 17th Avenue
P.O. Box 710
Monroe, WI 53566


Your return address and phone number during the day (608) 325-2191
                                                    -----------------------

INSTRUCTIONS (Ref. sec. 183.0202 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, PO Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $130.00, payable to the department. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Av, 3rd Floor, Madison WI, 53703). The original must include an original manual signature, per sec. 183.0107(2), Wis. Stats. This document can be made available in alternate formats upon request to qualifying individuals with disabilities. Upon filing, the information in this document becomes public and might be used for purposes other than that for which it was originally furnished. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577.

Article I. The name must contain the words "limited liability company" or "limited liability co." or end with the abbreviation "L.L.C." or "LLC." If you wish to provide a second choice name that you would accept if your first choice is not available, indicate it here:

-----------------------------------------------------------------------

Articles 3 & 4. The company must have a registered agent located at a registered office in Wisconsin. The address of the registered office is to describe the physical location where the registered agent maintains their business office. Set forth the street number and name, city and ZIP code in Wisconsin. PO Box addresses may be included as part of the address, but are insufficient alone. The company may not name itself as its own registered agent.

Article 5. Indicate whether management of the company will be vested in a manager or managers, or in its members. Select only one choice. (Ref. sec. 183.0401, Wis. Stats.)

Article 6. Print or typewrite the name and complete address of each organizer. At least one organizer is required to sign the document, although all organizers may sign.

If the document is executed in Wisconsin, sec. 182.01 (3 ), Wis. Stats., provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner. If the document is not executed in Wisconsin, please so state.

This document may declare a delayed effective date. To do so, enter a remark:
"This document has a delayed effective date of (ENTER THE FUTURE DATE)." The delayed effective date may not before, or more than 90 days after, the document is received by the Department of Financial Institutions for filing.

NOTE: This form sets forth the required and exclusive contents of articles of organization of a limited liability company. Articles of organization not containing all the required information, or containing additional information, will be rejected by the department as not being in compliance with sec. 183.0202, Wis. Stats. Non-required information may be set forth in an operating agreement.

DFI/CORP/502(R2/99)                                                      2 of 2